UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 2, 2011

Energy XXI (Bermuda) Limited

(Exact name of registrant as specified in its charter)

001-33628

(Commission File Number)

Bermuda	98-0499286
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Canon’s Court, 22 Victoria Street, PO Box HM
1179, Hamilton HM EX, Bermuda	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 441-295-2244

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁪	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁪	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁪	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

⁪	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01 Other Events

Effective February 2, 2011 the Board of Directors of Energy XXI (Bermuda) Limited (the “Company”) chose to create a Lead Independent Director position and appointed Hill Feinberg as the Company’s Lead Independent Director of the Board of Directors.  Mr. Feinberg has served on the Company’s Board of Directors since 2007 and serves as Chairman of the Nomination Committee.  The Board of Directors has determined that Mr. Feinberg is an “independent director” under the NASDAQ Listing Rules.

As Lead Independent Director Mr. Feinberg will principally be charged with presiding over executive sessions of the Board of Directors, serving as a liaison between non-management and independent directors and the Chairman, presiding over meetings of the Board of Directors at which the Chairman is not present and serving as a general resource to the Chairman.  In connection with his service as the Lead Independent Director, Mr. Feinberg will receive an additional $15,000 per year.  The Board of Directors will appoint its Lead Independent Director annually following each annual meeting of the shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy XXI (Bermuda) Limited

Dated: February 7, 2011	By	/S/ David West Griffin
Name: David West Griffin
Title: Chief Financial Officer